Exhibit 99.1
FOR IMMEDIATE RELEASE
NOTICE OF ANNUAL MEETING LOCATION CHANGE
NASHVILLE, Tenn. (May 4, 2010) – The location of Gaylord Entertainment Company’s 2010 annual meeting of stockholders has been moved a short distance from the Gaylord Opryland Resort and Convention Center, its previously scheduled location, to the Company’s headquarters as the result of widespread flooding in the Nashville area which has resulted in the temporary closure of the Gaylord Opryland Resort and Convention Center.
The date and time of the meeting remains unchanged and will occur on Thursday, May 6, 2010, at 10:00 a.m. (central time). As before, all stockholders of record as of the close of business on March 16, 2010 (the record date) are cordially invited to attend the meeting.
The Company’s headquarters is located at One Gaylord Drive, Nashville, Tennessee 37214, off the Two Rivers Parkway exit of Briley Parkway, less than three miles from the Gaylord Opryland Resort and Convention Center. For a map regarding the location of the Company’s headquarters, see the following link:
http://maps.google.com/maps?f=q&source=s_q&hl=en&geocode=&q=One+Gaylord+Drive,+Nashville,+Tennessee+ 37214&sll=37.0625,95.677068&sspn=41.496446,93.076172&ie=UTF8&hq=&hnear=1+Gaylord+Dr,+Nashville,+Davidson,+Tennessee+37214&t=h&z=16.
About Gaylord Entertainment
Gaylord Entertainment (NYSE: GET), a leading hospitality and entertainment company based in Nashville, Tenn., owns and operates Gaylord Hotels (http://www.gaylordhotels.com), its network of upscale, meetings-focused resorts, and the Grand Ole Opry (http://www.opry.com), the weekly showcase of country music’s finest performers for more than 80 consecutive years. The Company’s entertainment brands and properties include the Radisson Hotel Opryland, Ryman Auditorium, General Jackson Showboat, Gaylord Springs Golf Links, Wildhorse Saloon, and WSM-AM. For more information about the Company, visit http://www.GaylordEntertainment.com.
This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with the flood damage to the Gaylord Opryland and other Nashville-based Gaylord facilities, economic conditions affecting the hospitality business generally, rising labor and benefits costs, the timing of any new development projects, increased costs and other risks associated with building and developing new hotel facilities, the geographic concentration of our hotel properties, business levels at the Company’s hotels, our ability to successfully operate our hotels and our ability to obtain financing for new developments. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the Securities and Exchange Commission and include the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

SOURCE: Gaylord Entertainment Co.
Investor Relations:

Gaylord Entertainment
Mark Fioravanti, 615-316-6588
Senior Vice President and Chief Financial Officer
mfioravanti@gaylordentertainment.com
~or~
Gaylord Entertainment
Patrick Chaffin, 615-316-6282
Vice President of Strategic Planning and Investor Relations
pchaffin@gaylordentertainment.com
~or~
Media:

Gaylord Entertainment
Brian Abrahamson, 615-316-6302
Vice President of Corporate Communications
babrahamson@gaylordentertainment.com
~or~
Sloane & Company
Josh Hochberg or Don Zacchei, 212-486-9500
jhochberg@sloanepr.com / dzacchei@sloanepr.com